EXHIBIT 10.1

EXCLUSIVE GLOBAL RIGHTS AGREEMENT

THIS AGREEMENT dated for reference the 7thday of December 2015.

BETWEEN:

INTERACTIVE HOLDINGS LIMITED, Offices C – F, 11/Floor, Hollywood Centre, 77-91 Queen’s Road West, Sheung Wan, Hong Kong, a company incorporated under the laws of Hong Kong (Hereinafter referred to as "the Technology Holder", and/or “SayberX”)

OF THE FIRST PART

AND:

XPLOSION INCORPORATED, 38 El Monte St., Mahogany Place, Taguig City, Philippines, a company duly incorporated under the laws of the State of Nevada, (Hereinafter referred to as "Distributor")

OF THE SECOND PART

WHEREAS:

A.

Technology Holder is the sole owner and developer of proprietary adult novelty products for individual use, or for interactive use through the use of mobile and/or on-line sources, (the “Technology IP”), and

B.	Technology Holder is presently in the process of completing a patent application for certain technologies utilized as part of the Technology IP (the “Patent”), and

C.

The Technology Holder wishes to enter into this exclusive global distribution license with the Distributor and the Distributor wishes to enter in this agreement with the Technology Holder on the terms set out below.

1

AND WHEREAS BASED ON THE ABOVE OVERVIEW AND UNDERSTANDING:

C.

The Distributor having conducted a formal assessment of the opportunity to launch and distribute the Technology Holder IP throughout the Territory (as defined below) the Distributor wishes to do so as soon as reasonably practicable;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, terms and conditions contained herein, the parties covenant and agree with each other as follows:

ARTICLE I DEFINITIONS

1.	In this Agreement the following words, phrases and expressions shall have the following meanings:

(a)

“Technology IP”, means the “SayberX” product and/or complete line of products (“inclusive of any/all elements as described referenced, herein, within presentation materials, videos, websites, or otherwise”), in addition to the reference and understanding that any future developmental technologies or additional new or ancillary or adult novelty industry associated products, or contracts as may exist or be added to the ownership portfolio of the Technology Holder during the Term shall also be included;

b)

“Trade-Mark” means the trademark or trademarks or applications for trademarks of all future products manufactured by SayberX and distributed, marketed or sold by the Distributor and its affiliates during the Term.

c)	“Territory” means “ALL COUNTRIES AND TERRITORIES OF THE WORLD”

d)

“Parties,” means INTERACTIVE HOLDINGS Limited, the HK Company, and/or Mr. Andy Smith and/or Mr. James Proctor each a Founder of the HK Company, and/or any of the HK Company’s present/future subsidiaries and/or affiliates (any/all of which individually or together are deemed to be the “the Technology Holder”), and/or Xplosion Incorporated, and/or any of its present/future subsidiaries and/or affiliates (“the Distributor”),

e)

“Know-how” means the technical information, knowledge and expertise concerning the design, construction, operation and use of the Technology, and all feasibility studies, design engineering, construction drawings and operational knowledge and conditions, plus all knowledge and information in regard to the marketing of products derived from the Technology.

f)

“Retail” means the following pricing terms as it relates to products purchased by the Distributor from Technology Holder at retail price, wherein such retail price shall at no time during the Term be less than USD $150.00 (in relation to SayberX Man and ring controller Products sold as a package), paid by the Distributor to the Technology Holder. In relation to other products sold as spare parts or individually (or new products) such minimum retail price will be agreed between the parties from time to time but acting at all times in good faith. For the avoidance of any doubt Retail sales shall mean any and all sales made through the Sayberx.com website (which is the website owned and controlled by the Technology Holder) (“the Website”), sold at full retail price of USD $249.00 and then charged back to the Distributor at $150.00 USD, and/or the pricing for any other products sold either as spares or individually (or new products) at prices to be set by the parties acting in good faith, if such sales are also made through the Website.

2

g)	“Wholesale” means the following pricing terms as it relates to products purchased by the Distributor from Technology Holder at wholesale price which shall at no time during the Term be less than USD $111.60 (in relation to SayberX Man and ring controller Products sold as a package). In relation to other products sold as spare parts or individually (or new products) such minimum retail price will be agreed between the parties from time to time but acting at all times in good faith. In relation to any Wholesale sales the Distributor shall not make any more than 10% profit on the Wholesale price. For the avoidance of any doubt wholesale sales shall mean any sale made under the Retail price to any wholesaler, affiliate or partner or not made through the Website.

ARTICLE 2 AGREEMENT TERMS AND CONDITIONS

ALL TERMS AND DEFINED LANGUAGE in this Article 2 Item(s) a – (inclusive of all sub-sections herein), SHALL SUPERSEDE AND STAND IN PRECEDENCE to any/all other terms or definitions referring to such cash, compensation or distribution terms and/or consideration as may ever have been previously defined or discussed whether orally or in writing;

a)	CASH consideration for the exclusive global license to the Technology Holder is defined as per the following schedule and overview of payments:

TOTAL INVESTMENT AMOUNT- $400,000 USD

$270,000 USD (already provided directly to the Technology Holder on behalf of the Distributor up to and including the date of this Agreement)

$130,000 USD- to be delivered as follows (on or before such referenced dates):

DECEMBER 18th, 2015	$65,000 USD
JANUARY 8th, 2016	$65,000 USD

ADDITIONAL LOAN AMOUNT REQUESTED BY TECHNOLOGY HOLDER

JANUARY 31st, 2016	$100,000 USD

The terms and conditions of the loan referenced above are defined and represented herein under Exhibit A (the “Interest-Bearing Loan Agreement”)

3

b)	In addition to the above, and as further payment for the grant of the License, Distributor will pay to the Technology Holder upon execution of this Agreement:

(i)	A consultancy fee to each of Andrew Smith and James Proctor of 7.5% each of all yearly gross profits of all sales of any products which utilize the Technology IP or which originate from the Technology Holder to be calculated on a monthly basis and paid in accordance with clause 3 (iv) below in return for the consultancy services provided by Andrew Smith and James Proctor in accordance with the Consulting Agreement which are attached at Exhibit B (i) and (ii), (the “Consulting Agreements”), and

(ii)	An annual bonus paid on the first and any subsequent anniversary of the date of execution of the Consultancy Agreement a cash bonus of 2.5% to Andrew Smith and 2.5% to James Procter on achievement of annual target sales, such target sales having been mutually developed and agreed upon between the Distributor and the Technology Holder, following the date in which the Technology Holder can verify to the Distributor that the Technology IP is properly and entirely certified, fully-tested for consumer use, and it is therein set for final product manufacturing, it is packaged effectively and it carries market product warranty coverage and finally has specific delivery timelines associated to it, and until such time the Consultants will always promote and act in good faith on behalf of the Distributor. In relation to the achievement of annual target sales the Distributor shall have made (promptly and in accordance with any third party agreements) any and all payments required in accordance with all of the provisions set out in this Article 2 in order to afford Andrew Smith and James Proctor every opportunity to achieve annual target sales.

(iii)	As it relates to the Consulting Agreements, it is understood that Mr. Andy Smith and Mr. James Proctor will become consultants for the Distributor upon execution of the Consulting Agreement and are responsible generally for the following (among other requirements to be agreed from time to time all parties acting in good faith):

a)	Website design, development and maintenance,
b)	Back end stock management system,
c)	Integration into drop ship warehouses AND ANYTHING RELATING TO PRODUCT SUPPLY AND MANAGEMENT OF SYSTEMS THAT CONTROL DISTRIBUTION TO 3RD PARTY DISTRIBUTION COMPANIES AND SALES CUSTOMERS
d)	Input for creation and development of ancillary product marketing materials (videos, brochures, other marketing promotional pieces)
e)

Physical presence and management of trade show meetings and initiatives, whether only as event attendees, or as actual display booth participants (in which case each of the Consultants would work directly in and manage such on-site booth display on behalf of the Distributor)

f)	Management of the production of all products together with all product sales made by the Distributor whether being direct retail sales or wholesale sales; and
g)	Management of all sales, sales staff and sales initiatives made by the Distributor whether being direct retail sales or wholesale sales.

iv)	The consultancy fees set out above shall be calculated as to 7.5% each of all gross profit (less only the bottom line cost of production of the products) and paid to each of Andrew Smith and James Proctor monthly in arrears during the Term of the Consulting Agreement. In relation to any and all pre-approved expenses incurred directly by either Andrew Smith or James Proctor such costs shall be reimbursed at the end of each month.

v)	Except for the expenses incurred directly by Andrew Smith and James Proctor any and all substantial or material costs including but not limited to costs of attendance at trade shows, direct marketing, logistics, stand hire, attendance, and further staffing, contractors and all travel and accommodation shall be paid in advance (and in accordance with any payment schedule agreed) directly to third parties offering or agreeing to supply such services to the Distributor.

4

c)	General terms between the Distributor and the Technology Holder are as follows:

On Retail the retail prices as defined in the definition of Retail;

On Wholesale the wholesale prices as set out in the definition of Wholesale;

Any other products that may from time to time be sold to the Distributor or Distributed by the Distributor will be agreed from time to time by the parties acting at all times in good faith.

In certain circumstances the Distributor may need to provide the product to third parties without payment. In relation to each and every instance the parties will agree acting at all times in good faith the numbers of “giveaways” and who will be responsible for any associated costs. During any one year for the Term the Distributor shall not “give away” or otherwise discount more than 1 % of gross yearly SayberX product unit sales unless otherwise agreed.

d)

It is understood and agreed herein that as per Clause 3 c) above, that for all orders whether Retail or Wholesale made by the Distributor that the Distributor shall pay the Technology Holder for all products no later than 10 business days following receipt and settlement of payment or credit to the Distributor from customer purchases.

ARTICLE 3 FUTURE PATENT APPLICATIONS

DISTRIBUTOR shall not be entitled to apply for any or claim any patents or any other intellectual property protection or ownership related to the utilization of the Technology IP for any/all unique external applications it may uncover whether as previously defined or whether deemed to be different than those for which Distributor and the Technology Holder may have had any prior discussions. The Distributor irrevocably agrees and undertakes always to inform the Technology Holder of any patent or other intellectual property that the Distributor may conceive, discover or produce and assign any such rights to the Technology Holder without payment or encumbrance.

i) Technology Holder warrants, represents and covenants with Distributor that the Technology Holder is the owner of the SayberX technology and technical information, theory, knowledge, process and expertise concerning the design, construction and use of the technology and that it has the right to grant the this Distribution license for the Technology IP to the Distributor.

ii) Any modification, improvement or variance of the Technology IP which is patentable or subject to any other intellectual property protection may be protected by the Technology Holder but such application and any subsequent protection shall form part of the Technology IP.

5

ARTICLE 4 PATENT AND REIMBURSEMENT

4.1	The Technology Holder shall work with the Distributor to develop a suitable strategy for the prosecution and maintenance of the Patents applied for by the Technology Holder; provided always that the Technology Holder shall maintain final authority in all decisions regarding the prosecution and maintenance of such Patents.

4.2	The Technology Holder shall be responsible and maintain final authority in all decisions regarding the selection and management of patent counsel, and the Technology Holder will be solely involved in all phases of patent prosecution: preparation, office action responses, filing strategies for continuation or divisional applications, etc. Within such understanding, however, the Distributor will be given sight of copies of all documents prepared by patent counsel for review and records prior to their being filed to the extent practicable under the circumstances. Each application and every patent registration relating to the Licensed Technology shall be made and registered in the name of the Technology Holder with courtesy copies provided to the Distributor, which the Distributor shall be free to hold during the currency of the Term only. For the avoidance of any doubt at the end of the Term the Distributor shall either return any copies to the Technology Holder of at the option to the Technology Holder destroy the same and provide sworn evidence of any such destruction together with their undertakings that no other copies exist.

4.3	The Distributor shall confer with the Technology Holders as to the countries in which the Distributor recommends that the Technology Holders should seek patent protection however any such decision as to seeking any patent protection shall be at the exclusive option of the Technology Holder.

SECTION 5 TERM AND TERMINATION

5.1	This Agreement shall start as at the date referenced above with the actual 3 year term of the license date starting as at January 1, 2016, with the end date of December 31, 2018. Furthermore, the DISTRIBUTOR has a right of first matching right of refusal to renew for an additional 5-year term, given a mutual agreement between the parties to renew at that time, and in turn by providing formal written notice to the Technology Holder no less than 90 days prior to the end of the original 3-year term. If such written notice of the mutually agreed upon intent to renew is not provided, then this Agreement shall terminate at the end of the Term unless sooner terminated as per the terms forthwith provided.

5.2	Provided always that any and all payments due in accordance with Article 2 have been made in a timely fashion the DISTRIBUTOR, at its option, may terminate this Agreement at any time by giving ninety (90) days prior written notice to the Technology Holder of DISTRIBUTOR's intent to terminate.

5.3	The Technology Holder, at its option, may terminate this Agreement as follows:

a)	Upon DISTRIBUTOR’s failure to cure a monetary breach of more than $5,000 within thirty (30) days after receiving written notice of such breach from the Technology Holder (which for the avoidance of any doubt any payments to third parties shall be included for the purpose of this clause); or

6

b)	Upon DISTRIBUTOR’s failure to cure a breach of a material term (other than a monetary breach) within forty five days (45) days after receiving written notice of such breach from the Technology Holder; or

c)	Immediately should DISTRIBUTOR provide any intentionally false report, or within sixty (60) days after DISTRIBUTOR becomes aware that inaccurate information has been unintentionally provided, whichever occurs earlier.

5.4	If DISTRIBUTOR passes a resolution for voluntary winding up or a winding up application is made against it and not set aside within sixty (60) days, or if a receiver or liquidator is appointed and has not been removed within sixty (60) days, or enters into winding up or insolvency or bankruptcy proceedings which have not been set aside within sixty (60) days, all duties of the Technology Holder and all rights (but not duties) of DISTRIBUTOR under this Agreement shall immediately terminate without the necessity of any action being taken by SayberX or by DISTRIBUTOR; and in addition, the Technology Holder, at its option, may terminate this Agreement immediately upon written notice to DISTRIBUTOR should such condition in this Section 5.4 occur. DISTRIBUTOR undertakes to notify the Technology Holder within three (3) days if any of the abovementioned events occur.

5.5	Upon termination of this Agreement, except under Section 5.1, the Technology Holder shall have ninety (90) days to complete the manufacture of work in progress and Distributor shall have one hundred eighty (180) days to complete the sale of any SayberX Exclusive Licensed Product(s) in stock or in the course of manufacture at the time of termination; provided, however, that all such Sales are subject to all of the financial obligations set forth in this Agreement, as due and payable to the Technology Holder or the Consultant even should obligations arise from transactions subsequent to the effective date of termination.

5.6	Upon termination of this Agreement, DISTRIBUTOR shall, return to the Technology Holder within thirty (30) days all Confidential Information fixed in any tangible medium of expression and all material relating to the Licensed Technology. Upon termination of this Agreement for any reason other than the expiration of its Term, the License shall terminate, the Licensed Technology and all rights included therein shall revert to the Technology Holder and the Technology Holder shall be free to enter into agreements with any other third parties for the granting of a license or to deal in any other manner with such right as it shall see fit at its sole discretion.

5.7	Notwithstanding termination of this Agreement any section of this Agreement which by its nature is intended to survive termination, shall so survive.

ARTICLE 6 CONFIDENTIALITY

6.1	Each Party agrees to maintain in confidence and not to disclose to any third party any Confidential Information received from the other Party pursuant to this Agreement, including any Confidential Information disclosed to the other Party prior to the Effective Date; provided however, that Confidential Information may be disclosed to legal counsel or, upon execution of an appropriate confidentiality agreement, to sublicensees or potential sublicensees, corporate partners or potential corporate partners, investment bankers or consultants. Each Party agrees to ensure that its employees have access to Confidential Information only on a need-to-know basis and that they are obligated to abide by the confidentiality obligations hereunder and such party shall be responsible for the compliance of any such persons with the confidentiality provisions and for any harm caused to the other party as a result of such disclosure. The foregoing obligation shall not apply to:

7

a)	Information that is known to the receiving party prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to the disclosing party upon receipt of the Confidential Information;

b)	Information disclosed to the receiving party by a third party that has a right to make such disclosure without any obligation of confidentiality;

c)	Information that is independently developed by the receiving party by employees not having access to or knowledge of the disclosing party’s Confidential Information, in each case, to the extent evidenced by written records disclosed to the receiving party;

d)	Information that becomes patented, published or otherwise part of the public domain as a result of acts by the disclosing party, or a third person obtaining such information as a matter of right without any obligation of confidentiality;

e)	Information that is required to be disclosed by order of any governmental authority or a court of competent jurisdiction; provided that the receiving party shall use reasonable efforts to obtain confidential treatment of such information by the authority or court.

6.2

The placement of a copyright notice on any Confidential Information shall not be construed to mean that such information has been published and will not release the Distributor from their obligations of confidentiality hereunder.

ARTICLE 7 INFRINGEMENT AND LITIGATION

7.1	The Technology Holders and the Distributor are responsible for notifying each other promptly of any infringement of the Technology Holders intellectual property or any misappropriation of the Technology Holders Confidential Information that may come to their attention. The Technology Holders and the Distributor shall consult one another in a timely manner concerning any appropriate response thereto.

7.4	The Technology Holders shall have the right, but not the obligation, to prosecute any infringement or misappropriation at its own expense. In such event, financial recoveries will be entirely retained by the Technology Holders.

7.5	In any action to enforce any of the Technology Holders intellectual property, either Party, at the request and expense of the other Party, shall cooperate to the fullest extent reasonably possible. This provision shall not be construed to require either Party to undertake any activities, including legal discovery, at the request of any third party except as may be required by lawful process of a court of competent jurisdiction.

7.6	If a declaratory judgment action is brought naming Distributor or the Technology Holder as a defendant and alleging invalidity or unenforceability of any of the Technology Holder’s Patents, whether brought as an independently filed declaratory judgment action or as a counterclaim in any infringement-related litigation, the Technology Holder may elect to take over the sole defense of the declaratory judgment action or the declaratory judgment counterclaim portion of the other litigation, at its own expense. Each party shall promptly notify the other party hereto of its receipt of any such allegations. The Distributor shall cooperate fully with the Technology Holder in connection with any such defense.

8

7.7	Non-assert. The Distributor and the Technology Holder agree that the Distributor shall not assert of the Technology Holder’s Patents infringement claims against any not-for-profit research institutions for activities related to research, teaching, education, or academic purposes.

ARTICLE 8 DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY; INDEMNIFICATION

8.1	The Technology Holder represents and warrants that at the time of execution of this Agreement it has not received notice of any claim by a third party of an ownership interest in or infringement of third party rights by the Technology Holder patents. Except for the foregoing and as set forth in Section 12.2, the Technology Holder makes no representations or warranties of any kind, express or implied, concerning the Technology Holder patents, including, but not limited to, representations and warranties as to non-infringement, merchantability and fitness for any particular purpose.

8.2	The Technology Holder PATENTS, TECHNOLOGY, any other intellectual property rights AND ANY OTHER INFORMATION OR TECHNOLOGY PROVIDED BY the Technology Holder AND USED IN THE MANUFACTURE, USE, IMPORT, SALE, OFFER FOR SALE, or LEASE ARE PROVIDED ON AN “AS IS” BASIS AND the Technology Holder MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT THERETO. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, the Technology Holder MAKES NO REPRESENTATIONS OR WARRANTIES (I) OF COMMERCIAL UTILITY, OR (II) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (III) THAT THE USE OF THE Technology Holder PATENTS, intellectual property OR THE LICENSED TECHNOLOGY, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS.

8.3	IN NO EVENT SHALL the Technology Holder BE LIABLE TO the Distributor OR the Distributors SUBLICENSES, OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM (I) ARISING FROM THE USE OF THE TECHNOLOGY IP, OR (II) ARISING FROM THE MANUFACTURE, USE, IMPORT, OR SALE OR OFFER FOR SALE, LEASE OR OTHER TRANSFER OF SAYBERX PRODUCT(S) and/or the Technology IP. IN NO EVENT SHALL the Technology Holder BE LIABLE TO THE OTHER PARTY (I) FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR (II) FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.4	The Distributor shall INDEMNIFY, DEFEND, AND HOLD HARMLESS the Technology Holder, ITS TRUSTEES, OFFICERS, SHAREHOLDERS, AGENTS, SUBCONTRACTORS, STUDENTS AND EMPLOYEES (INDIVIDUALLY, A “INDEMNIFIED PARTY”, AND COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FOR, FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE, ACTION, CLAIM OR EXPENSE SUFFERED OR INCURRED BY THE INDEMNIFIED PARTIES (INCLUDING, BUT NOT LIMITED TO,ATTORNEYS’ FEES AND OTHER COSTS AND EXPENSES OF LITIGATION) (INDIVIDUALLY, A “LIABILITY”, AND COLLECTIVELY, THE “LIABILITIES”) BASED UPON, ARISING OUT OF, OR OTHERWISE RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION RELATING TO PRODUCT LIABILITY, CONCERNING ANY BREACH OF THIS AGREEMENT the Distributor OR ANY OF ITS SUBLICENSES,USE OF THE SAYBERX PATENT RIGHTS GRANTED AND/OR LICENSED TECHNOLOGY UNDER THIS AGREEMENT BY the Distributor OR ANY OF their SUBLICENSES, OR assigns or licensees.

9

8.5	TECHNOLOGY HOLDERSHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS DISTRIBUTOR, ITS TRUSTEES, OFFICERS, SHAREHOLDERS, AGENTS, SUBCONTRACTORS, STUDENTS AND EMPLOYEES (INDIVIDUALLY, A “INDEMNIFIED PARTY”, AND COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FOR, FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE, ACTION, CLAIM OR EXPENSE SUFFERED OR INCURRED BY THE INDEMNIFIED PARTIES (INCLUDING, BUT NOT LIMITED TO,ATTORNEYS’ FEES AND OTHER COSTS AND EXPENSES OF LITIGATION) (INDIVIDUALLY, A “LIABILITY”, AND COLLECTIVELY, THE “LIABILITIES”) BASED UPON, ARISING OUT OF, OR OTHERWISE RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION RELATING TO PRODUCT LIABILITY, CONCERNING ANY BREACH OF THIS AGREEMENT BY DISTRIBUTOR OR ANY OF ITS SUBLICENSEES,USE OF THE SAYBERX LICENSED TECHNOLOGY UNDER THIS AGREEMENT BY DISTRIBUTOR OR ANY OF ITS SUBLICENSEES, OR SAYBERX EXCLUSIVE LICENSED PRODUCT MANUFACTURED, USED, IMPORTED, SOLD OR OFFERED FOR SALE, LEASED, TRANSFERRED OR OTHERWISE DISPOSED OF PURSUANT TO ANY RIGHT OR LICENSE GRANTED UNDER THIS AGREEMENT.

ARTICLE 9 NON COMPETITION

Technology Holder shall not during the Term of this Distribution Agreement, market, sell, distribute, utilize or attempt to operate any portion of the Technology IP, whether as an individual, with/as a firm, association, syndicate, corporation, partnership or other enterprise, whether as principal, agent, shareholder, officer, director, employee, or in any manner whatsoever .

i) Furthermore each of the respective Principals of the Technology Holder (for clarification Mr. Andy Smith and Mr. James Proctor, (together “the Principals”), each agree to the undertaking of individual industry standard non-competition and non-disclosure covenants, the details and terms of which are defined in Consulting Agreement acceptable to the parties, wherein they each will agree not (during the term of the Consulting Agreement or of this Distribution Agreement) to develop directly or indirectly products, services, or a business enterprise which could reasonably be expected to be in any manner competitive to that of the Distributor.

ARTICLE 10 REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Technology Holder

The Technology Holder It is the sole owner of the SayberX Patent Applications.

Due Establishment. It is an independent legal entity formally established at its place of incorporation, and has obtained all government approvals and registrations necessary for its existence, which approvals and registrations are continuing and effective and it has sufficient authority to conduct its business in accordance with its business license, approval certificate, articles of association or similar corporate documents;

10

Litigation. At the time of execution of this Agreement there is no lawsuit, arbitration or other legal or government procedure pending or threatened against it which, based on its knowledge, could materially and adversely affect its performance of this Agreement;

Disclosure. It has disclosed to each of the other parties all documents issued by any Government Authority that might have a material adverse effect on the performance of its obligations under this Agreement;

No Dissolution. It is not the subject of any liquidation or dissolution proceedings; and

No Bankruptcy. It has neither been declared bankrupt by a court of competent jurisdiction nor entered into any bankruptcy proceedings.

Representations and Warranties of the Distributor.

Due Establishment. It is an independent legal entity formally established at its place of incorporation, and has obtained all government approvals and registrations necessary for its existence, which approvals and registrations are continuing and effective and it has sufficient authority to conduct its business in accordance with its business license, approval certificate, articles of association or similar corporate documents;

Authorization. It is fully authorized to sign this Agreement and to fulfill its obligations hereunder;

No Violation. Its signing of this Agreement and performance of any of its obligations hereunder will not violate its business license, approval certificate, articles of association or similar corporate documents; any applicable Laws, or the conditions attached to any authorization or approval granted by any Government Authority; and any agreement which is binding on the party;

Litigation. At the time of execution of this Agreement there is no lawsuit, arbitration or other legal or government procedure pending or threatened against it which, based on its knowledge, could materially and adversely affect its performance of this Agreement;

Disclosure. It has disclosed to each of the other parties all documents issued by any Government Authority that might have a material adverse effect on the performance of its obligations under this Agreement;

No Dissolution. It is not the subject of any liquidation or dissolution proceedings; and

No Bankruptcy. It has neither been declared bankrupt by a court of competent jurisdiction nor entered into any bankruptcy proceedings.

ARTICLE 11 ARBITRATION

If there is any disagreement between the parties hereto with respect to the terms of this Agreement or the interpretation thereof, the same will be referred to a single arbitrator pursuant to the Commercial Arbitration Act in Hong Kong and any amendments thereto, and the determination of such arbitrator will be final and binding upon the parties hereto.

11

ARTICLE 12 ADDITIONAL PROVISIONS

12.1	Legal Compliance. The Distributor shall comply with all prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing, sale, use, import or export of the Technology IP, Patents and SayberX Exclusive Licensed Product(s). Distributor and its sublicenses shall comply with all United States laws and regulations (and any local laws as my be applicable from time to time) controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations under the United States Department of Commerce and International Traffic in Arms Regulations under the Department of State. Among other things, these laws and regulations prohibit or require an Exclusive License for the export of certain types of commodities and technical data to specified countries. The Distributor hereby gives written assurance that it will comply with, and will make best commercial efforts to cause its sublicenses to comply with, all United States export control laws and regulations (and any local laws as my be applicable from time to time), that Distributor bears sole responsibility for any violation of such laws and regulations by itself or its sublicenses, and that it will indemnify, defend, and hold the Technology Holders harmless (in accordance with Section 8.4 or otherwise) for the consequences of any such violation.

12.2	Power and Authority; Due Authorization; No Conflict; Enforceability; Binding Effect. Each Party represents and warrants to the other Party that (i) such Party has the power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution, delivery and performance of this Agreement have been duly authorized by such Party and does not and shall not conflict with any agreement or instrument to which it is bound, (iii) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, and (iv) this Agreement, and the interests, rights, duties and obligations hereunder, shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

12.3	Entire Agreement; Further Assurances. This Agreement, including Exhibits A and B (i) and (ii) attached hereto, constitutes the entire agreement between the Parties, and supersedes any prior or contemporaneous negotiations, understandings and agreements, with respect to the subject matter hereof. Each Party shall execute and deliver such further documents and take such further actions as may be required or reasonably requested by the other Party to effectuate the purposes of this Agreement.

12.4	No Assignment; No Amendment; No Waiver. This Agreement may not be assigned or transferred, in whole or in part, by operation of law or otherwise, by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. This Agreement may not be amended or modified, by course of conduct or otherwise, except in a writing duly executed by each of the Parties. Any waiver of any provision of this Agreement shall be in writing duly executed by the waiving Party. The failure or delay by either Party to seek redress for any breach or default under this Agreement, or to insist upon the strict performance of any provision of this Agreement, shall not constitute a waiver thereof or of any other provision of this Agreement, and such Party shall have all remedies provided herein and at law and in equity with respect to such act and any subsequent act constituting the same.

12

12.5	Notices. Any notice or other communication of the Parties required or permitted to be given or made under this Agreement shall be in writing and be deemed effective upon receipt if delivered personally, by reputable courier, by facsimile with confirmation or electronic transmission with confirmation, or by certified or registered mail, postage prepaid, return receipt requested, addressed to the other Party as follows (or as changed by written notice pursuant to this Section):

If for the Technology Holder:

Attention: Mr. Andy Smith

Interactive Holdings Limited

Offices C – F, 11/Floor, Hollywood Centre,

77-91 Queen’s Road West

Sheung Wan

Hong Kong

Tel.: +852 5939 7885

If for the Distributor:

Attention: Nicholas Galan, President/CEO

Xplosion Incorporated

38 El Monte St. BGY Usuan

Mahogany Place Subdivision

Taguig City

Philippines

Tel.: +63 917 628 1255

12.6	Resolution of Disputes.

a)	In the event of any dispute or disagreement between the Parties either in interpreting any provision of this Agreement or about the performance of either Party and upon the written request of either Party, each of the Parties will appoint a designated representative to attempt to resolve such dispute or disagreement. The designated representatives will discuss the problem and negotiate in good faith in an effort to resolve the dispute without any formal proceedings. The specific format of such discussion shall be left to the discretion of the designated representatives. No litigation for the resolution of such dispute may be commenced until the designated representatives have met and either Party has concluded in good faith that amicable resolution through continued negotiation does not appear likely (unless either Party fails or refuses to appoint a designated representative and schedule a meeting of such representatives within thirty (30) days after a request to do so by the other Party).

b)	Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations.

c)	The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 12.6(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

13

12.7

Governing Law; Jurisdiction and Venue; Attorneys' Fees. This Agreement shall be construed in accordance with the laws of Hong Kong and the parties attorn to the exclusive jurisdiction of the competent courts of Hong Kong in respect of all disputes arising hereunder. In the event either Party commences any proceeding against the other Party with respect to this Agreement, the prevailing Party (as determined by the authority before whom such proceeding is commenced) shall be entitled to recover reasonable attorneys' fees and costs as may be incurred in connection therewith in addition to any such other relief as may be granted.

12.8

Severability. In the event any provision of this Agreement is determined to be invalid or unenforceable, it is the desire and intention of the Parties that such invalidity or unenforceability not invalidate or render unenforceable the remainder of the Agreement and that such provision be reformed and construed in such a manner that it will, to the maximum extent practicable, be deemed valid and enforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly.

12.9

Construction of Agreement. The Parties acknowledge and agree that both Parties substantially participated in negotiating the provisions of this Agreement; therefore, both Parties agree that this Agreement shall not be construed more favorably toward one Party than the other Party, regardless of which Party primarily drafted the Agreement. The Section and other headings in this Agreement are for convenience of reference only and shall not affect, expressly or by implication, the meaning or interpretation of any of the provisions hereof.

12.10

Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any benefits, rights or remedies on any other person or entity, other than the Parties and their successors and permitted assigns.

12.11	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.12

The Technology Holder shall have the right to audit the Distributor on any one occasion during any one year for the Term upon sixty (60) days’ notice. Any and all underpayments revealed by any audit shall be payable immediately by the Distributor together with any and all costs, fees and expenses incurred by the Technology Holder incurred in relation to such an audit.

12.13

The Distributor shall have the right to audit the Technology Holder on any one occasion during any one year for the Term upon thirty (30) days’ notice. Any and all sales made by the Technology Holder revealed by any audit that were made externally and not through the Distributor, including those considered OEM, or Private Label, shall be immediately deemed a material breach of this Agreement by the Technology Holder and the Distributor will pursue all legal means available at that time in action against the Technology Holder in seeking recovery of any and all costs, fees, expenses or damages incurred by the Distributor as a result of the actions of the Technology Holder.

12.14

The Technology Holder shall have the right to audit the Distributor on any one occasion during any one year for the Term upon thirty (30) days’ notice. Any and all sales made by the Distributor revealed by any audit that were made externally and not through the Distributor shall be immediately deemed a material breach of this Agreement by the Distributor and the Technology Holder will pursue all legal means available at that time in action against the Technology Holder in seeking recovery of any and all costs, fees, expenses or damages incurred by the Technology Holder as a result of the actions of the Technology Holder.

14

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

SIGNED, SEALED AND DELIVERED

On behalf of

INTERACTIVE HOLDINGS LIMITED (the “TECHNOLOGY HOLDER”)

/s/Andy Smith

Andrew James Smith

Director & CEO

On behalf of

XPLOSION INCORPORATED (the “DISTRIBUTOR”)

/s/ Nicholas Galan

Nicholas Galan

President, CEO, Director

15

EXHIBIT A

INTEREST – BEARING LOAN AGREEMENT

(See Exhibit 10.2)

16

EXHIBIT B (i)

CONSULTING AGREEMENT WITH ANDREW SMITH

(See Exhibit 10.3)

17

EXHIBIT B (ii)

CONSULTING AGREEMENT WITH JAMES PROCTOR

(see Exhibit 10.4)

18

July 27, 2016

Amendment to Exclusive Global Rights Agreement

dated December 7, 2015

BETWEEN:

INTERACTIVE HOLDINGS LIMITED, a Hong Kong corporation (hereinafter referred to as “Interactive Holdings Limited")

OF THE FIRST PART

AND:

XPLOSION INCORPORATED, a Nevada corporation (hereinafter referred to as "the Xplosion Incorporated")

OF THE SECOND PART

WHEREAS

A. The parties executed a license agreement respecting the Exclusive Global distribution rights to the SayberX adult novelty products (as set out in the License Agreement) dated December 7, 2015 (the “License Agreement”);

B. It is herein understood between all parties to said License Agreement, that the sales launch of the products into the marketplace has taken longer than was initially envisioned by any/all parties, and thus many of the original timelines and closing conditions precedent as set out in the License Agreement could not be met.

It is therefore mutually agreed that the License Agreement is amended as follows:

1.

It is hereby agreed that the Initial Term as defined in Clause 5.1 of the License Agreement shall now end on December 31 2019 (such period for the purposes of the License Agreement shall now be defined as the Term)

2.	In all other respects, the License Agreement shall remain the same, and remains in full force and effect.

3.

For the avoidance of any doubt any failure by either party to have met any of the original time lines or conditions precedent (up to and including the date of this Amendment to the License Agreement) shall not carry any liability to either party and shall not give rise to any action by either party against the other.

This AMENDMENT to the License Agreement dated December 7, 2015 takes immediate effect as of the date of this Amendment above.

19

IN WITNESS WHEREOF the Parties, intending to be legally bound, have caused this Amendment Agreement to be executed and delivered by their duly authorized representatives and effective as of the date indicated above.

Interactive Holdings Limited		Xplosion Incorporated

Signature:	/s/ Andrew Smith	Signature:	/s/ Nicholas Galan
	Andrew Smith,		Nicholas Galan
	Sole Director		Chief Executive Officer

20